VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

This Agreement is effective March 1, 2005

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY

(Hereinafter called the “CEDING COMPANY”)

Lansing, Michigan

and

ACE TEMPEST LIFE REINSURANCE LTD.

(Hereinafter called the “REINSURER”)

Hamilton, Bermuda

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TABLE OF CONTENTS

	ARTICLE	PAGE

Access to Records	IX	13
Arbitration	XIII	15
Automatic Provisions	IV	8
Currency	XI	14
Definitions	I	3
Effective Date, Term and Termination	III	6
Insolvency	XII	14
Litigation	VIII	12
Miscellaneous	XV	16
Notices	XVI	18
Offset	XIV	16
Parties to the Agreement	II	5
Premium Accounting	V	9
Reinsurance Claim Settlement	VI	10
Reserves	VII	11
Unintentional Errors, Misunderstandings, or Omissions	X	14

SCHEDULES

A	Description of Guaranteed Minimum Income Benefits (GMIBs)
B-1	ANNUITY CONTRACTs Subject to this Reinsurance Agreement
B-2	Subaccounts Subject to this Reinsurance Agreement
C-1	Limits and Rules of the CEDING COMPANY
C-2	Limits and Rules of the REINSURER
D	QUARTERLY REINSURANCE PREMIUM RATE
E-1	Dollar DEDUCTIBLE Rate
E-2	FORMULA DEDUCTIBLE Rate
F-1	Dollar Claim Limit Rate
F-2	FORMULA Claim Limit Rate
G	REINSURER Quota Share of Risk
H	CEDING COMPANY Reporting Format and Data Requirements
I	Surplus Position of the REINSURER
J	Calculation of ADJUSTED GMIB CLAIM
K-1	Letter of Credit Requirements
K-2	Trust Account Requirements

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ARTICLE I - DEFINITIONS

A. DURATION OF AGREEMENT:

EFFECTIVE DATE means March 1, 2005

BUSINESS DAY means any day that securities are traded on the New York Stock Exchange

MONTHLY VALUATION DATE means the last BUSINESS DAY of each month

REINSURANCE TERM means, for each ACTIVE CONTRACT, 25 years measured from the MONTHLY VALUATION DATE following each ACTIVE CONTRACT’s inclusion in the Agreement according to Article IV, paragraph A, B, C, or G as applicable.

TERMINATION DATE means the end of the REINSURANCE TERM for the last ACTIVE CONTRACT accepted under this Agreement.

B. CONTRACT DEFINITIONS:

ANNUITY CONTRACT means an individual variable annuity contract issued by the CEDING COMPANY to a contract owner in accordance with which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions and that is or was reinsured under this Agreement, as specified in Article III, Paragraph A.

ACTIVE CONTRACT means an ANNUITY CONTRACT that remains in effect and has not been terminated due to death, lapse, surrender or some other valid contingency and has not been annuitized and includes one of the Guaranteed Minimum Income Benefits specified in Schedule A.

RETAIL ANNUITY PREMIUMS means all contributions (not reduced by subsequent withdrawals) made to the ANNUITY CONTRACT by or on behalf of the contract owner, commonly referred to as purchase payments, premiums, or deposits.

CONTRACT TYPE means one of the ANNUITY CONTRACT forms specified in Schedule B-1.

GMIB TYPE means one of the Guaranteed Minimum Income Benefits specified in Schedule A, applicable to ANNUITY CONTRACTs.

GMIB EXERCISE means an annuitization of an ACTIVE CONTRACT, where the monthly income is determined in accordance with a GMIB TYPE.

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C. REINSURANCE PREMIUM DEFINITIONS:

REINSURED ACCOUNT VALUE means, for each ACTIVE CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2 as it appears in the records of CEDING COMPANY, times the REINSURER’s quota share of risk, as shown in Schedule G.

REINSURED GMIB INCOME BASE means, for each ACTIVE CONTRACT, the contractually determined GMIB Benefit Base, subject to the CONTRACT TYPE and GMIB TYPE, times the REINSURER’s quota share of risk, as shown in Schedule G.

MONTHLY INCOME BASE means the sum of the REINSURED GMIB INCOME BASE, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTs covered by this Agreement.

QUARTERLY REINSURANCE PREMIUM RATE means the numerical value provided in Schedule D.

QUARTERLY REINSURANCE PREMIUM means the QUARTERLY REINSURANCE PREMIUM RATE times the MONTHLY INCOME BASE calculated as of MONTHLY VALUATION DATEs in March, June, September, and December of each calendar year.

REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE in March, June, September, and December of each calendar year.

REMITTANCE DATE means the last BUSINESS DAY of the month following the REINSURANCE PREMIUM DUE DATE.

D. REINSURANCE CLAIM DEFINITIONS:

ADJUSTED GMIB CLAIM means, for each ACTIVE CONTRACT that terminates through a GMIB EXERCISE, a calculated value in accordance with the formula provided in Schedule J.

REIMBURSEMENT DATE means the REMITTANCE DATE immediately following the date the REINSURER receives a request from the CEDING COMPANY for claim reimbursement.

AGGREGATE GMIB CLAIM means the sum of all ADJUSTED GMIB CLAIMs calculated through and including the current MONTHLY VALUATION DATE minus the lesser of the AGGREGATE FORMULA DEDUCTIBLE or the AGGREGATE DOLLAR DEDUCTIBLE, with the result floored at zero.

FORMULA DEDUCTIBLE RATE means the value provided in Schedule E-2.

MONTHLY FORMULA DEDUCTIBLE means the FORMULA DEDUCTIBLE RATE times the MONTHLY INCOME BASE summed over all ACTIVE CONTRACTs that are within their first 120 MONTHLY VALUATION DATEs.

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AGGREGATE FORMULA DEDUCTIBLE means the sum of the MONTHLY FORMULA DEDUCTIBLEs through and including the current MONTHLY VALUATION DATE.

DOLLAR DEDUCTIBLE RATE means the value provided in Schedule E-1.

DOLLAR DEDUCTIBLE means the DOLLAR DEDUCTIBLE RATE times the RETAIL ANNUITY PREMIUMS attributable to each ANNUITY CONTRACT (whether or not currently active), times the quota share percentage in Schedule G.

AGGREGATE DOLLAR DEDUCTIBLE means the sum of the DOLLAR DEDUCTIBLEs for each ANNUITY CONTRACT as calculated on the current MONTHLY VALUATION DATE.

LIMITED AGGREGATE GMIB CLAIM means the least of AGGREGATE GMIB CLAIM, AGGREGATE FORMULA CLAIM LIMIT and AGGREGATE DOLLAR CLAIM LIMIT.

FORMULA CLAIM LIMIT RATE means a value provided in Schedule F-2.

MONTHLY FORMULA CLAIM LIMIT means the FORMULA CLAIM LIMIT RATE times the MONTHLY INCOME BASE summed over all ACTIVE CONTRACTs that are within their first 120 MONTHLY VALUATION DATEs.

AGGREGATE FORMULA CLAIM LIMIT means the sum of the MONTHLY FORMULA CLAIM LIMITS through and including the current MONTHLY VALUATION DATE.

DOLLAR CLAIM LIMIT RATE means a value provided in Schedule F-1.

DOLLAR CLAIM LIMIT means the DOLLAR CLAIM LIMIT RATE times the RETAIL ANNUITY PREMIUMS attributable to each ANNUITY CONTRACT (whether or not currently active) times the quota share percentage in Schedule G.

AGGREGATE DOLLAR CLAIM LIMIT means the sum of the DOLLAR CLAIM LIMITs for all ANNUITY CONTRACTS as calculated on the current MONTHLY VALUATION DATE.

ARTICLE II - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon, and shall inure solely to the benefit of, the CEDING COMPANY and the REINSURER. This Agreement shall not and is not intended to create any legal relationship between the REINSURER and any third party, including without limitation, annuitants, contract owners, certificate owners, beneficiaries, applicants or assignees under any ANNUITY CONTRACT.

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ARTICLE III - EFFECTIVE DATE, TERM AND TERMINATION

A.	This Agreement covers individual ANNUITY CONTRACTs issued by the CEDING COMPANY that:

(i)	are among the CONTRACT TYPEs identified by form in Schedule B-1;

(ii)	have accounts invested in the investment funds listed in Schedule B-2;

(iii)	are issued on and after the EFFECTIVE DATE and prior to the date this Agreement terminates for new ANNUITY CONTRACTs, as described in Article III, paragraph B;

(iv)	are issued within the limits and rules described in Schedule C-1 and C-2;

(v)	are in compliance with all of the other terms and provisions of this Agreement; and

(vi)	have elected to purchase the Guaranteed Minimum Income Benefit, as described in Schedule A; and

(vii)	are ACTIVE CONTRACTs.

The Agreement remains effective for ANNUITY CONTRACTs subject to the terms and conditions of this Agreement, through the TERMINATION DATE, unless terminated pursuant to the paragraphs listed below.

B.

This Agreement will terminate for new ACTIVE CONTRACTs issued by the CEDING COMPANY on the earlier of (i) February 29, 2008 or (ii) the date that cumulative RETAIL ANNUITY PREMIUMS exceed the limits provided in Schedule C-2, Paragraph 4.

C.	This Agreement will terminate with respect to each ACTIVE CONTRACT subject to it, as of the last date of the REINSURANCE TERM for each ACTIVE CONTRACT.

D.

The CEDING COMPANY shall have the option of terminating this Agreement for new business, existing business, or both, by giving ninety (90) days advance notice to the REINSURER, after the occurrence of any of the following:

1.

The REINSURER’s Standard and Poor’s Rating is reduced to a “BBB” or lower. The REINSURER must report any adverse change in Standard and Poor’s Rating to CEDING COMPANY within fifteen (15) days of the change. Any notice of termination given by the CEDING COMPANY due to such rating reduction shall be deemed withdrawn if the REINSURER’S Standard and Poor’s Rating is restored to a level higher than “BBB” during the 90 day notice period;

2.

An order is entered appointing a receiver, conservator or trustee for management of the REINSURER or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of the REINSURER;

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3.

The REINSURER’s U.S. GAAP surplus position is reduced to [REDACTED] or less of its U.S. GAAP surplus position as of December 31, 2000. The REINSURER must report such a reduction within fifteen (15) days after it occurs. The REINSURER’s surplus position as of December 31, 2000 is provided in Schedule I. Any notice of termination given by the CEDING COMPANY due to such surplus reduction shall be deemed withdrawn if the REINSURER’s U.S. GAAP surplus position is restored to a level higher than [REDACTED] of its U.S. GAAP surplus position as of December 31, 2000 during the 90 day notice period.

E.	The REINSURER shall have the option of terminating this Agreement for new business by giving ninety (90) days advance written notice to the CEDING COMPANY after the occurrence of the following:

The CEDING COMPANY fails to provide timely submissions of all material data required to be provided in accordance with Schedule H. If the CEDING COMPANY, within 90 days after the date the REINSURER’s notice of termination is given, provides to the REINSURER all data submissions then in arrears, the REINSURER’s notice of termination shall be deemed withdrawn.

F.

The REINSURER shall have the option of terminating this Agreement with respect to new business, existing ANNUITY CONTRACTS for which premiums are in default, or both, by giving ninety (90) days advance written notice to the CEDING COMPANY after the occurrence of the following:

The CEDING COMPANY fails to pay a premium due on or before the REMITTANCE DATE. The REINSURER’s notice of termination must specify whether new contracts, existing ANNUITY CONTRACTS for which the premium is in default or both will be terminated. If all premiums in default and interest in accordance with Article III, Paragraph G are received by the REINSURER within the ninety (90) day notice period, the Agreement will remain in effect and the notice of termination deemed withdrawn. As of the close of the last day of the ninety (90) day notice period, the REINSURER’S liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate.

G.

Except as otherwise provided herein, upon termination of this Agreement for existing ANNUITY CONTRACTS, the REINSURER shall have no reinsurance liability with respect to such ANNUITY CONTRACTs. Notwithstanding termination of reinsurance as provided herein, the REINSURER shall continue to be liable to the CEDING COMPANY for all unpaid ADJUSTED GMIB CLAIMs arising as a result of a GMIB EXERCISE of an ACTIVE CONTRACT made prior to the date this Agreement is terminated, and the CEDING COMPANY shall continue to be liable to the REINSURER for all unpaid QUARTERLY REINSURANCE PREMIUMs earned by the REINSURER, under this Agreement until the date the Agreement is terminated. Any net amounts due from either party after termination are subject to a daily interest charge from the REMITTANCE DATE until the date paid. The daily interest rate is equal to 1/365 times the sum of (1) the 3 month LIBOR rate on the preceding MONTHLY VALUATION DATE, as published in the Wall Street Journal, and (2) [REDACTED].

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ARTICLE IV - AUTOMATIC PROVISIONS

A.

Subject to Article III, on or after the EFFECTIVE DATE of this Agreement, the CEDING COMPANY shall automatically cede and the REINSURER shall automatically accept the ANNUITY CONTRACTs that are covered by this Agreement.

B.

This Agreement covers only the liability for ADJUSTED GMIB CLAIMS paid under ANNUITY CONTRACT forms or benefit rider forms that are listed on Schedule B-1 as attached hereto and as may be revised by the parties as provided herein. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised contract form or benefit rider form, it must provide written notice to the REINSURER of such intention together with a copy of the new or revised contract form or rider form, and a revised Schedule B-1. The REINSURER may approve any new or revised contract forms or benefit rider form within thirty (30) BUSINESS DAYs of the date it receives notification and a copy thereof, and any such form shall be deemed disapproved if not so approved.

C.

This Agreement covers only the liability for ADJUSTED GMIB CLAIMs paid under ACTIVE CONTRACTs invested in investment funds listed on Schedule B-2 as attached hereto and as may be revised by the CEDING COMPANY as provided herein. If the CEDING COMPANY intends to cede to the REINSURER a liability with respect to a new or revised investment fund it must provide written notice to the REINSURER of such intention together with a copy of the new or revised investment fund, and a revised Schedule B-2, within thirty (30) days of the fund’s initial availability. The CEDING COMPANY may add new or revise investment funds without REINSURER approval. The effective date of reinsurance hereunder shall be the date of initial availability if notice is received within 30 days of the fund’s initial availability. If notice is received more than thirty days after the fund’s initial availability, the REINSURER must consent in writing to the inclusion of such new or revised fund in this Agreement. If the REINSURER consents to including the new or revised fund, the effective date of reinsurance hereunder shall be the date the REINSURER receives notice of the new or revised fund, or such other earlier date as designated by REINSURER. If the REINSURER fails to consent in writing to the inclusion of such new or revised fund, any ACTIVE CONTRACT that invests in such new or revised fund ceases to be an ACTIVE CONTRACT under this Agreement.

D.

The CEDING COMPANY also intends that each variable investment option meet the additional diversification requirements that are applicable to insurance company separate accounts under Subchapter L of the Internal Revenue Code. CEDING COMPANY must inform the REINSURER within thirty (30) days of any variable investment option failing to qualify under Subchapter L of the Internal Revenue Code.

E.

If a variable investment option fails to qualify under Subchapter L of the Internal Revenue Code and the CEDING COMPANY does not take appropriate steps to bring the variable investment option in compliance with these regulations, the REINSURER's liability with respect to the ACTIVE CONTRACT investing in the non-qualifying variable investment option will cease 180 days after written notice of termination is sent by the REINSURER to the CEDING COMPANY.

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F.

If the CEDING COMPANY brings the variable investment option in compliance with Subchapter L within the 180-day notice period, the REINSURER’s liability with respect to the ACTIVE CONTRACT investing in such variable investment option will not cease. If the CEDING COMPANY brings the variable investment option in compliance with Subchapter L after the 180-day notice period, the REINSURER's liability in respect to ACTIVE CONTRACTs invested in such variable investment option will not be reinstated.

G.

The issue age limits and the total RETAIL ANNUITY PREMIUMS per life must fall within the automatic limits as shown in Schedule C-1, unless an exception is permitted by mutual written agreement. The CEDING COMPANY shall provide written notice to the REINSURER of any changes in its published limits and rules identified on Schedule C-1, and the REINSURER shall have no liability pursuant to revised limits and rules unless and until the REINSURER, within fifteen (15) BUSINESS DAYs after the date it receives such notice from the CEDING COMPANY, provides written notice to the CEDING COMPANY that such revised limits and rules are acceptable.

ARTICLE V - PREMIUM ACCOUNTING

A.	If reinsurance premiums are not paid by the REMITTANCE DATE, interest in accordance with Article III, paragraph G will be assessed from the REMITTANCE DATE.

B.

On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule H together with its remittance for the QUARTERLY REINSURANCE PREMIUM as shown therein as well as any premium adjustments from the prior period.

C.

If the amounts due cannot be determined by the REMITTANCE DATE, the CEDING COMPANY shall have ninety (90) days to determine the appropriate premium and remit with interest in accordance with Article III, paragraph G, along with its statement of account and data requirements as set forth in Schedule H.

D.

For contracts active less than a full quarter in the quarter prior to the MONTHLY VALUATION DATES in March, June, September, and December, the QUARTERLY REINSURANCE PREMIUM attributable to those contracts shall be calculated proportionally. In determining such proportional QUARTERLY REINSURANCE PREMIUM, the contracts subject to this paragraph will be assumed to have been issued or terminated in the middle of the calendar month of issue or termination.

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ARTICLE VI - REINSURANCE CLAIM SETTLEMENT

A.

The REINSURER shall not be responsible for any obligation of the CEDING COMPANY to any party under any ANNUITY CONTRACT issued by the CEDING COMPANY under any ANNUITY CONTRACT forms and benefit rider forms, including those identified on Schedule B-1. The CEDING COMPANY is solely responsible for payment of claims under the ANNUITY CONTRACT. The CEDING COMPANY shall provide the REINSURER with proof of claim, proof of claim payment and any other claim documentation requested by the REINSURER in accordance with Schedule H.

B.

On or before the REMITTANCE DATE, the CEDING COMPANY shall forward to the REINSURER its statement of account and data requirements as set forth in Schedule H, together with its request for claim reimbursement equal to the LIMITED AGGREGATE GMIB CLAIM as of the current REINSURANCE PREMIUM DUE DATE less the LIMITED AGGREGATE GMIB CLAIM as of the preceding REINSURANCE PREMIUM DUE DATE, as shown therein. If this results in a negative value, the CEDING COMPANY will reimburse the REINSURER the absolute value of this amount.

C.	If the claim reimbursement due is not paid by the REIMBURSEMENT DATE, interest in accordance with Article III, paragraph G will be assessed from the REIMBURSEMENT DATE.

D.

The CEDING COMPANY shall have six (6) months after the TERMINATION DATE to submit to REINSURER a final statement of account. Any amounts owed by either the CEDING COMPANY or the REINSURER, based on the final statement of account, must be paid within thirty (30) days of receipt of the final statement. If the amount owed is not paid within thirty (30) days of receiving the statement of account, the amount owed is subject to an interest charge in accordance with Article III, Paragraph G.

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ARTICLE VII - RESERVES

It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualifies for reinsurance credit in the state of Michigan for reinsurance ceded hereunder. As a non-authorized reinsurer in Michigan, REINSURER shall comply with all applicable laws and regulations, including the Michigan Insurance Law relating to reinsurance credit for non-authorized reinsurers, as promulgated in Michigan’s statutes on the EFFECTIVE DATE of this Agreement.

The amount of reinsurance credit will be determined based on applicable regulations at the time of calculation but may not materially exceed the level of reserves calculated in accordance with the proposed Actuarial Guideline VACARVM as of the EFFECTIVE DATE.

A.

It is agreed that when the CEDING COMPANY establishes statutorily required reserves attributable to future LIMITED AGGREGATE GMIB CLAIMS covered hereunder, the CEDING COMPANY will forward to the REINSURER a statement showing such reserves. The REINSURER agrees to secure its share of such reserves with:

1.

Clean, irrevocable and unconditional letters of credit meeting the requirements of the Michigan Office of Financial and Insurance Services Regulation R 500.1124 ("Letters of Credit" or, in the singular, "Letter of Credit"); and/or

2.	A trust account established pursuant to a trust agreement meeting the requirements of the Michigan Office of Financial and Insurance Services Regulation R. 500.1122 (the "Trust Account").

B.

At intervals no less frequently than annually, but never more frequently than quarterly the CEDING COMPANY shall prepare a specific statement of the REINSURER's obligations in respect of future LIMITED AGGREGATE GMIB CLAIMS, for the purpose of amending the Letter(s) of Credit and/or adjusting the amount held in the Trust Account, as applicable. The purpose of any such amendment is to ensure that the aggregate security provided by Letter(s) of Credit and/or the Trust Account, as applicable, is not less than the amount required to fund the REINSURER’s share of obligations in respect of future LIMITED AGGREGATE GMIB CLAIMS.

C.

If the statement described in Paragraph B of this Article shows that an amount equal to [REDACTED] of the REINSURER's obligations in respect of future LIMITED AGGREGATE GMIB CLAIMS exceed the sum of the balance of credit available under the Letter(s) of Credit as of the statement date plus the value of the Trust Account as of such date, the REINSURER shall, within thirty (30) calendar days after receipt of notice of such excess, secure delivery to the CEDING COMPANY of an amendment to the Letter(s) of Credit increasing the amount of credit, and/or deposit additional assets into the Trust Account, by an aggregate amount of such difference.

D.	If the statement described in Paragraph B of this Article shows that an amount equal to

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[REDACTED] of the REINSURER's obligations in respect of future LIMITED AGGREGATE GMIB CLAIMS is less than sum of the balance of credit available under the Letter(s) of Credit as of the statement date plus the value of the Trust Account as of such date, the CEDING COMPANY shall, within thirty (30) calendar days after receipt of written request from the REINSURER, release such excess security by agreeing to secure an amendment to the Letter(s) of Credit reducing the amount of credit available, and/or arrange for a release of assets from the Trust Account, by an aggregate amount equal to the amount by which the balance of credit available exceeds [REDACTED] of the REINSURER’s obligations in respect of future LIMITED AGGREGATE GMIB CLAIMS.

ARTICLE VIII - LITIGATION

In the event any legal action is brought against the CEDING COMPANY relating to payment of the income benefit due under an ANNUITY CONTRACT, the CEDING COMPANY shall provide to the REINSURER written notice thereof, including a copy of the complaint, within ten (10) BUSINESS DAYs after the CEDING COMPANY is served with the Complaint.

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ARTICLE IX - ACCESS TO RECORDS

A.

The REINSURER, or its duly authorized representatives, shall have access at any reasonable time during regular business hours, to all records of the CEDING COMPANY, including the right to photocopy and retain copies of documents that reasonably pertain in any way to this Agreement. Books and records shall be maintained in accordance with prudent standards of insurance company record keeping and must be retained for a period of at least three (3) years after the final settlement date. Within one hundred and fifty (150) days following the end of each calendar year, the CEDING COMPANY and the REINSURER shall provide each other with copies of their respective audited financial statements.

B.

The CEDING COMPANY and the REINSURER may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such Confidential Information in the strictest confidence and to take all reasonable steps to ensure that Confidential Information is not disclosed in any form by any means by each of them or by any of their employees to third parties of any kind, other than attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that the party protects its own proprietary or confidential information of like kind, which shall be at least a reasonable manner. Subject to the exclusion provided in Paragraph C, below, “Confidential Information” means:

1.	information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans and claims management practices; and
2.

any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plans, and each party's producers and employees; and

3.	records provided pursuant to Paragraph A, above.

C.	Notwithstanding the definition of "Confidential Information" provided in Paragraph B, above, Confidential Information does not include information that

(1.) is generally available to or known by the public; or

(2.) is disclosed pursuant to written authorization of an officer of the disclosing party; or

(3.) is disclosed pursuant to operation of law (including without limitation the lawful requirement of a governmental agency), provided (a) the non-disclosing party is given reasonable prior notice to enable it to seek a protective order, and (b) the disclosing party discloses only that information which, in the reasonable judgment of its counsel, is required to be disclosed; or

(4.) has been lawfully obtained or developed by either party (a) independently or from any source other than the other party (provided that such source is not bound by a duty of confidentiality to such other party), and (b) not in violation of this Agreement.

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If either the CEDING COMPANY or the REINSURER discloses Confidential Information to interested parties such as, but not limited to, attorneys, accountants, reinsurance intermediaries, consultants or retrocessionaires having an interest in such information, such interested parties shall also be bound by this Article’s provisions on disclosing Confidential Information. The CEDING COMPANY or the REINSURER must inform the interested party of the provisions of this Article and agree to ensure that the interested parties honor the provisions.D.

E.	This Article expires 3 years after the TERMINATION DATE.

ARTICLE X - UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

If failure to comply with any of the terms of this Agreement is shown to be the result of an unintentional error, misunderstanding or omission on the part of either the CEDING COMPANY or the REINSURER, the party adversely affected thereby will be restored to the position it would have occupied had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

ARTICLE XI - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency.

ARTICLE XII - INSOLVENCY

A.

In the event of insolvency of the CEDING COMPANY, all reinsurance payments due under this Agreement from the REINSURER to the CEDING COMPANY shall be payable directly by the REINSURER to the CEDING COMPANY or to its liquidator, receiver, conservator or statutory successor on the basis of the REINSURER’S liability to the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY or because the liquidator, receiver, conservator or statutory successor of the CEDING COMPANY has failed to pay all or a portion of any claim.

B.

In the event of insolvency of the CEDING COMPANY, the liquidator, receiver, or statutory successor will give written notice within a reasonable time after such claim is filed in the insolvency proceeding to the REINSURER of all pending claims against the CEDING COMPANY on any contracts reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses that it may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER.

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Where two or more REINSURERs are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

ARTICLE XIII - ARBITRATION

A.

As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days after the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days after the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days after the appointment of the second arbitrator, either party may submit a request to the American Arbitration Association to select an umpire, subject to the requirements for such arbitrator set forth below.

B.

The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies. The umpire shall preside at all hearings and meetings of the panel and shall announce the decision of the panel. The majority vote of the arbitrators and the umpire shall be the decision of the panel. The decision shall be in writing signed by the majority in favor thereof.

C.

The arbitration panel shall interpret this Agreement as an agreement entered into in the highest good faith in keeping with the commercially recognized customs and practices of the insurance business and shall make its decision considering said customs and practices. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence. Interpreting this Agreement, should it become necessary to refer to the laws of any particular jurisdiction, the arbitration panel shall apply the laws of the state of Michigan without regard to the conflicts of laws provision thereof.

D.

The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees, interest and compensatory damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E.	All meetings and hearings before the arbitration panel shall take place in Lansing, Michigan unless some other place is mutually agreed upon by both parties or ordered by the panel.

F.

In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of the arbitrator chosen by or for it and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

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ARTICLE XIV – OFFSET

A.

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums, or on account of losses or otherwise, due from one party to the other under the terms of this Agreement.

B.	If this Agreement terminates early, both parties shall continue to be entitled to all offset credits up to the effective date of termination.

ARTICLE XV –MISCELLANEOUS

A.

The CEDING COMPANY and REINSURER shall not have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the written approval of the other party.

B.

CEDING COMPANY and REINSURER agree to review the reinsurance agreement on an annual basis, including discussion of results to date, possible expansion of the reinsurance program for additional business, restructuring or recapturing the treaty, and other topics. Both parties understand that circumstances that lead to a decision to recapture or restructure will be rare and generally unforeseen at the time that the treaty is signed.

C.

The REINSURER will reimburse the CEDING COMPANY for United States Federal Excise Tax assessed and paid on this Agreement for the REINSURER’s quota share of the business, as described in Schedule G. Such reimbursement will be made on the first MONTHLY VALUATION DATE that coincides with a REINSURANCE PREMIUM DUE DATE and that falls at least ten (10) BUSINESS DAYs after notice of the tax payment is received by the REINSURER. The CEDING COMPANY will be responsible for the timely payment of Federal Excise Tax and for the filing of all required tax, information returns or filings with the Internal Revenue Service with respect to this Agreement.

D.

This Agreement means the text hereof and all Exhibits, Schedules and Amendments effected in accordance herewith. The Agreement constitutes the entire statement of agreement between the parties with regard to the subject matter hereof. There are no other understandings or agreements between the parties regarding the contracts reinsured other than as expressed in this Agreement. Any changes or additions to this Agreement must be effected by means of a written amendment that has been signed by both parties.

E.

Notwithstanding the termination of this Agreement as provided herein, its provisions will continue to apply hereunder to the end that all obligations and liabilities incurred by each party hereunder will be fully performed and discharged.

F.

If any provision of this Agreement should be rendered invalid, illegal, or unenforceable, the parties will renegotiate the Agreement in good faith to cure such invalid, illegal, or unenforceable provision. If such negotiations are unsuccessful to resolve the matter, then (i) such invalid, illegal, or unenforceable provision will be deleted from the Agreement, (ii) to

Jackson National and ACE Tempest Re	GMIB	16

the maximum extent permitted by law, such invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, and (iii) this Agreement will be construed to give effect to the remaining provisions hereof to carry out its original intent.

G.

The CEDING COMPANY acknowledges that timely and correct reporting in compliance with Schedule H is a material element of the CEDING COMPANY’s responsibilities hereunder and an important basis of the REINSURER’s commitment to reinsure the risk hereunder. Material non-compliance with reporting requirements shall constitute a material breach of the terms of this Agreement.

Jackson National and ACE Tempest Re	GMIB	17

ARTICLE XVI - NOTICES

A.

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via reputable overnight carrier, sent via facsimile with evidence of successful transmission, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

Lisa C. Drake, FSA

Senior Vice President and Chief Actuary

Jackson National Life Insurance Company

1 Corporate Way

Lansing, MI 48951

Phone: (517) 702-2452     Fax: (517) 706-5520

Chief Financial Officer

ACE Tempest Life Reinsurance Ltd.

The ACE Building, 30 Woodbourne Avenue

Hamilton, HM 08 Bermuda

Phone: (441) 298-9532      Fax: (441) 295-2888

B.

Notice shall be deemed given on the date it is received in accordance with the foregoing. Any party may change the person and/or the address to which notices are to be sent by notifying the other party of such change of address in writing in accordance with the foregoing.

Jackson National and ACE Tempest Re	GMIB	18

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

ACE Tempest Life Reinsurance Ltd.	Jackson National Life Insurance Company

By /s/ Ari Lindner	By /s/ Lisa C. Drake

Name Ari Lindner	Name Lisa C. Drake

Title President	Title SVP & Chief Actuary

Date Sept. 2, 2005	Date Sept. 15, 2005

Jackson National and ACE Tempest Re	GMIB	19

SCHEDULE A

Description of Guaranteed Minimum Income Benefits (GMIBs)

The Guaranteed Minimum Income Benefits are completely described in the ANNUITY CONTRACTs or riders, referenced by form number in Schedule B-1.

Jackson National and ACE Tempest Re	GMIB	20

SCHEDULE B-1

ANNUITY CONTRACTs Subject to this Reinsurance Agreement

Perspective II and Fifth Third Perspective II

•	VA220 is an individual flexible premium variable and fixed annuity
•	VA220G is a group flexible premium variable and fixed annuity
•	This product has two Contract options:
•	Separate Account Investment Division option and
•	Fixed Account Option.

A) Separate Account Investment Division Option

•	This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
•	Separate Account I is used for this Contract.
•	The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) Guaranteed Minimum Income Benefits

Form Number	Policy Description
7454	FutureGuard effective 10/4/2004
7485	FutureGuard effective 5/2/2005

C) Optional Benefits

Form Number	Policy Description
7360	Earnings Protection Benefit effective 10/4/2004
7461	Death Benefit Option (4% Rollup) effective 10/4/2004
7476	Death Benefit Option (4% Rollup) effective 5/2/2005
7463	Death Benefit Option (5% Rollup) effective 10/4/2004
7475	Death Benefit Option (5% Rollup) effective 5/2/2005
7470	Death Benefit Option (HAV) effective 10/4/2004
7462	Death Benefit Option (Comb HAV and 4% Rollup) effective 10/4/2004
7479	Death Benefit Option (Comb HAV and 4% Rollup) effective 5/2/2005
7464	Death Benefit Option (Comb HAV and 5% Rollup) effective 10/4/2004
7478	Death Benefit Option (Comb HAV and 5% Rollup) effective 5/2/2005
7349	20% Additional Free Withdrawal
7465	Shortened W/D Charge Period (5 years) effective 10/4/2004
7466	Shortened W/D Charge Period (3 years) effective 10/4/2004
7346 03/03	Premium Credit (4%)
7348 03/03	Premium Credit (2%)
7352 03/03	Premium Credit (3%)
7380	Reduced Administration Charge

Jackson National and ACE Tempest Re	GMIB	21

Washington State Only

7471WA	Death Benefit Option (3% Rollup) effective 10/4/2004
7481WA	Death Benefit Option (3% Rollup) effective 5/2/2005
7472WA	Death Benefit Option (Comb HAV and 3% Rollup) effective 10/4/2004
7482WA	Death Benefit Option (Comb HAV and 3% Rollup) effective 5/2/2005

Jackson National and ACE Tempest Re	GMIB	22

Perspective A Series

•	VA230 is an individual flexible premium variable and fixed annuity
•	VA230G is a group flexible premium variable and fixed annuity

A) Separate Account Investment Division Option

•	This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
•	Separate Account I is used for this Contract.
•	The Separate Account invests in Class A shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) Guaranteed Minimum Income Benefits

Form Number	Policy Description
7485	FutureGuard

C) Optional Benefits

Form Number	Policy Description
7360	Earnings Protection
7474	Death Benefit Option (Return of Premium)
7475	Death Benefit Option (5% Rollup)
7476	Death Benefit Option (4% Rollup)
7477	Death Benefit Option (Highest Anniversary Value)
7478	Death Benefit Option (Comb HAV and 5% Rollup)
7479	Death Benefit Option (Comb HAV and 4% Rollup)
7483	Sales Charge Endorsement

Washington State Only

7471WA	Death Benefit Option (3% Rollup) effective 10/4/2004
7481WA	Death Benefit Option (3% Rollup)
7482WA	Death Benefit Option (Comb HAV and 3% Rollup)

Jackson National and ACE Tempest Re	GMIB	23

Perspective B Series

•	VA240 is an individual flexible premium variable and fixed annuity
•	VA240G is a group flexible premium variable and fixed annuity

A) Separate Account Investment Division Option

•	This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
•	Separate Account I is used for this Contract.
•	The Separate Account invests in Class A shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) Guaranteed Minimum Income Benefits

Form Number	Policy Description
7485	FutureGuard

C) Optional Benefits

Form Number	Policy Description
7349	Additional Free Withdrawal Option (20% of Premium)
7346 03/03	Premium Credit (4%)
7348 03/03	Premium Credit (2%)
7346 03/03	Premium Credit (4%)
7352 03/03	Premium Credit (3%)
7360	Earnings Protection
7474	Death Benefit Option (Return of Premium)
7475	Death Benefit Option (5% Rollup)
7476	Death Benefit Option (4% Rollup)
7477	Death Benefit Option (Highest Anniversary Value)
7478	Death Benefit Option (Comb HAV and 5% Rollup)
7479	Death Benefit Option (Comb HAV and 4% Rollup)
7480	Shorten Withdrawal Charge Period to 4 Years
7488	Additional Free Withdrawal Option (20% of Premium) Not yet approved

Washington State Only

7481WA	Death Benefit Option (3% Rollup)
7482WA	Death Benefit Option (Comb HAV and 3% Rollup)

Jackson National and ACE Tempest Re	GMIB	24

Perspective L Series

•	VA210 is an individual flexible premium variable and fixed annuity
•	VA210G is a group flexible premium variable and fixed annuity

A) Separate Account Investment Division Option

•	This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
•	Separate Account I is used for this Contract.
•	The Separate Account invests in Class A shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC (see Schedule B-2).

B) Guaranteed Minimum Income Benefits

Form Number	Policy Description
7485	FutureGuard

C) Optional Benefits

Form Number	Policy Description
7346 03/03	Premium Credit (4%)
7348 03/03	Premium Credit (2%)
7352 03/03	Premium Credit (3%)
7360	Earnings Protection
7380	Reduced Administration Charge
7470	Death Benefit Option (Highest Anniversary Value)
7475	Death Benefit Option (5% Rollup)
7476	Death Benefit Option (4% Rollup)
7478	Death Benefit Option (Comb HAV and 5% Rollup)
7479	Death Benefit Option (Comb HAV and 4% Rollup)

Washington State Only

7481WA	Death Benefit Option (3% Rollup)
7482WA	Death Benefit Option (Comb HAV and 3% Rollup)

Jackson National and ACE Tempest Re	GMIB	25

Perspective Advisors II

•	VA410 is an individual flexible premium variable and fixed annuity
•	VA410G is a group flexible premium variable and fixed annuity

A) Separate Account Investment Division Option

•	This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
•	Separate Account I is used for this Contract.
•	The Separate Account invests in shares of one of the corresponding Series of the underlying fund of the JNL Series Trust and JNL Variable Fund LLC. Share class is the 12b-1-share class.

B) Guaranteed Minimum Income Benefits

Form Number	Policy Description
7485	FutureGuard

C) Optional Benefits

Form Number	Policy Description
7360	Earnings Protection
7460	Premium Credit (2%)
7470	Death Benefit Option (Highest Anniversary Value)
7475	Death Benefit Option (5% Rollup)
7476	Death Benefit Option (4% Rollup)
7478	Death Benefit Option (Comb HAV and 5% Rollup)
7479	Death Benefit Option (Comb HAV and 4% Rollup)

Washington State Only

7481WA	Death Benefit Option (3% Rollup)
7482WA	Death Benefit Option (Comb HAV and 3% Rollup)

Jackson National and ACE Tempest Re	GMIB	26

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL/AIM Large Cap Growth Fund		All
JNL/AIM Real Estate Fund	New 5/2/05
JNL/AIM Small Cap Growth Fund		All
JNL/Alger Growth Fund		All
JNL/Eagle Core Equity Fund		All
JNL/Eagle SmallCap Equity Fund		All
JNL/FMR Balanced Fund		All
JNL/FMR Capital Growth Fund		All
JNL/Franklin Templeton Small Cap Value Fund	New 5/2/05
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2/05
JNL/JPM International Equity Fund	Named changed from JNL/Putnam International Equity Fund on 5/2/05
JNL/JPM International Value Fund		All
JNL/Lazard Mid Cap Value Fund		All
JNL/Lazard Small Cap Value Fund		All
JNL/ Mellon Capital Management 25 Fund		All
JNL/Mellon Capital Management Bond Index Fund		All
JNL/ Mellon Capital Management Communications Sector Fund		All
JNL/ Mellon Capital Management Consumer Brands Sector Fund		All
JNL/ Mellon Capital Management Oil & Gas Sector Fund	Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/2005	All
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund		All
JNL/ Mellon Capital Management Financial Sector Fund		All
JNL/ Mellon Capital Management Global 15 Fund		All

Jackson National and ACE Tempest Re	GMIB	27

JNL/Mellon Capital Management International Index Fund		All
JNL/ Mellon Capital Management JNL 5 Fund		All
JNL/ Mellon Capital Management Healthcare Sector Fund	Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Management S&P 400 MidCap Index Fund		All
JNL/Mellon Capital Management S&P 500 Index Fund		All
JNL/ Mellon Capital Management Select Small-Cap Fund		All
JNL/Mellon Capital Management Small Cap Index Fund		All
JNL/ Mellon Capital Management Technology Sector Fund		All
JNL/ Mellon Capital Management The Dowsm 10 Fund		All
JNL/ Mellon Capital Management The S&P® 10 Fund		All
JNL/ Mellon Capital Management VIP Fund		All
JNL/ Mellon Capital Management Nasdaq® 15 Fund		All
JNL/ Mellon Capital Management Value Line® 25 Fund		All
JNL/Oppenheimer Global Growth Fund		All
JNL/Oppenheimer Growth Fund		All
JNL/PIMCO Total Return Bond Fund		All
JNL/Putnam Equity Fund		All
JNL/Putnam Midcap Growth Fund		All
JNL/Putnam Value Equity Fund		All
JNL/S&P Managed Growth Fund		All but Fifth Third
JNL/S&P Managed Aggressive Growth Fund		All but Fifth Third
JNL/S&P Managed Conservative Fund		All but Fifth Third
JNL/S&P Managed Moderate Fund		All but Fifth Third
JNL/S&P Managed Moderate Growth Fund		All but Fifth Third
JNL/Salomon Brothers High Yield Bond Fund		All

Jackson National and ACE Tempest Re	GMIB	28

JNL/Salomon Brothers Strategic Bond Fund		All
JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund		All
JNL/Select Balanced Fund		All
JNL/Select Global Growth Fund		All
JNL/Select Large Cap Growth Fund		All
JNL/Select Money Market Fund		All
JNL/Select Value Fund		All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Value Fund		All
Fifth Third Balanced VIP Fund		Fifth Third Only
Fifth Third Disciplined Value VIP Fund		Fifth Third Only
Fifth Third Mid Cap VIP Fund		Fifth Third Only
Fifth Third Quality Growth VIP Fund		Fifth Third Only

JNL General Account
Guaranteed Five Year Fixed		All but Advisors II and Perspective A Series
Guaranteed One Year – 12 Month DCA		All
Guaranteed One Year – 6 Month DCA		All
Guaranteed One Year Fixed		All but Advisors II
Guaranteed Seven Year Fixed		All but Advisors II and Perspective A Series
Guaranteed Three Year Fixed		All but Advisors II and Perspective A Series

Jackson National and ACE Tempest Re	GMIB	29

SCHEDULE C-1

Limits and Rules of the CEDING COMPANY

1)	The CEDING COMPANY will determine the Guaranteed Minimum Income Benefits for each qualified annuitization within seven (7) BUSINESS DAYs of receipt of election to annuitize under the GMIB.

2)	The CEDING COMPANY reserves the right to limit cumulative RETAIL ANNUITY PREMIUMS on ANNUITY CONTRACTs to a maximum of [REDACTED].

3)

The minimum annuity purchase for Perspective II, Fifth Third Perspective II, Perspective A Series, Perspective B Series is [REDACTED] for non-qualified contracts and [REDACTED] for qualified contracts. The minimum for Perspective L Series is [REDACTED] for both qualified and non-qualified contracts and for Advisors II it is [REDACTED] for both qualified and non-qualified contracts.

4)	Valid issue ages for GMIB annuitants are 0 to 75, age last birthday.

Jackson National and ACE Tempest Re	GMIB	30

SCHEDULE C-2

Limits and Rules of the REINSURER

1)	The maximum RETAIL ANNUITY PREMIUM made under any ANNUITY CONTRACT without the REINSURER’s approval is [REDACTED].

2)	The REINSURER’s liability cannot be increased as a result of the CEDING COMPANY’s actions with respect to contested claims.

3)

The REINSURER will not be liable for extracontractual damages (whether they constitute compensatory damages, statutory penalties, exemplary or punitive damages) which are awarded against the CEDING COMPANY.

4)

The REINSURER’s liability to accept new business hereunder could end before February 29, 2008. The REINSURER’s liability to accept new business hereunder will end on the BUSINESS DAY when the cumulative RETAIL ANNUITY PREMIUMS for the ANNUITY CONTRACTS exceed [REDACTED], unless extended by mutual written agreement. RETAIL ANNUITY PREMIUMS paid on an ANNUITY CONTRACTS subsequent to the date on which the REINSURER’s liability to accept new business ends are not included when calculating the limits provided in this Paragraph.

5)	A contract where a spousal continuation occurs will be subject to this Agreement and not characterized as new business as described in paragraph 4 of this section.

Jackson National and ACE Tempest Re	GMIB	31

SCHEDULE D

QUARTERLY REINSURANCE PREMIUM RATE

The QUARTERLY REINSURANCE PREMIUM RATE, subject to the terms and conditions of this Agreement, is [REDACTED]. It applies to all CONTRACT TYPEs and GMIB TYPEs, and is guaranteed while the reinsurance coverage is in effect.

Jackson National and ACE Tempest Re	GMIB	32

SCHEDULE E-1

DOLLAR DEDUCTIBLE RATE

The DOLLAR DEDUCTIBLE RATE is [REDACTED] and applies to all CONTRACT TYPEs and GMIB TYPEs.

Jackson National and ACE Tempest Re	GMIB	33

SCHEDULE E-2

FORMULA DEDUCTIBLE RATE

The FORMULA DEDUCTIBLE RATE is a monthly rate of [REDACTED] and applies to all CONTRACT TYPEs and GMIB TYPEs.

Jackson National and ACE Tempest Re	GMIB	34

SCHEDULE F-1

DOLLAR CLAIM LIMIT RATE

The Dollar Claim Rate is [REDACTED] and applies to all CONTRACT TYPEs and GMIB TYPEs.

Jackson National and ACE Tempest Re	GMIB	35

SCHEDULE F-2

FORMULA CLAIM LIMIT RATE

The FORMULA CLAIM LIMIT RATE is [REDACTED] and it applies to each ANNUITY CONTRACT on all MONTHLY VALUATION DATES prior to the ANNUITY CONTRACT’s eligibility to annuitize under the GMIB TYPE.

Jackson National and ACE Tempest Re	GMIB	36

SCHEDULE G

REINSURER Quota Share of Risk

For each ANNUITY CONTRACT with RETAIL ANNUITY PREMIUM no greater than [REDACTED], the REINSURER’s quota share of the risk equals [REDACTED].

For each ANNUITY CONTRACT with aggregate RETAIL ANNUITY PREMIUM in excess of [REDACTED], the REINSURER’s quota share of the risk equals {[REDACTED] divided by aggregate retail annuity premiums}.

Jackson National and ACE Tempest Re	GMIB	37

SCHEDULE H

CEDING COMPANY Reporting Format and Data Requirements

Monthly Reporting Data Requirements (prepared by CEDING COMPANY)

ACTIVE CONTRACTS and those terminating during the month only:

Insured Life (annuitant) SSN

Contract Identifier

Insured Life Indicator (Annuitant, Owner, or Other)

Insured Life Date of Birth

Insured Life Sex

Second Life Date of Birth (if joint contract)

Second Life Sex (if joint contract)

Issue Date

Qualified Status

Contract Type

Initial Retail Premium

Cumulative Retail Premium

Cumulative Withdrawals

Account value by subaccount

GMIB - Roll-up Amount

GMIB - MAV Amount

Termination Date

Termination Reason (surrender, death, annuitization)

Optional benefit indicators

Spousal Continuation Indicator

Quarterly Reporting Requirements (prepared by REINSURER)

GAAP Surplus position

Standard and Poor’s Ratings

GMIB Annual Seriatim Claim Reporting (prepared by CEDING COMPANY)

This includes Monthly Reporting Data Requirements as of the Date of Notification (the date that annuitization related paperwork is submitted in full), plus the following:

Date of Annuitization

Guaranteed Purchase Rate

Current Purchase Rate based on treaty definition

GMIB Income Base

ADJUSTED GMIB CLAIM

Quarterly Statement of Account (prepared by CEDING COMPANY)

(prepared for each CONTRACT TYPE and GMIB TYPE combination and in aggregate)

1. Calculated value of MONTHLY INCOME BASE

2. Calculated value of QUARTERLY REINSURANCE PREMIUM

Jackson National and ACE Tempest Re	GMIB	38

3. Calculated value of MONTHLY FORMULA DEDUCTIBLE, AGGREGATE FORMULA DEDUCTIBLE, DOLLAR DEDUCTIBLE and AGGREGATE DOLLAR DEDUCTIBLE

4. Calculated value of MONTHLY FORMULA CLAIM LIMIT, AGGREGATE FORMULA CLAIM LIMIT, DOLLAR CLAIM LIMIT and AGGREGATE DOLLAR CLAIM LIMIT

5. Calculated value of ADJUSTED GMIB CLAIMs, AGGREGATE GMIB CLAIM, and LIMITED AGGREGATE GMIB CLAIM

Jackson National and ACE Tempest Re	GMIB	39

SCHEDULE I

Surplus Position of the REINSURER

U.S. GAAP Surplus for the REINSURER as of December 31, 2000: [REDACTED] USD

Jackson National and ACE Tempest Re	GMIB	40

SCHEDULE J

Calculation of ADJUSTED GMIB CLAIM

A. Income Benefit Net Amount at Risk (IBNARt)

The IBNARt for each ANNUITY CONTRACT reinsured hereunder in calendar year t shall be equal to the following:

IBNARt = Maximum (RGIBt * Minimum (GAPRt / CAPRt, 0.8) – RAVt, 0)

where:

RGIBt is the REINSURED GMIB INCOME BASE, and RAVt is the REINSURED ACCOUNT VALUE, both as defined in Article I, calculated on the ANNUITY CONTRACT’s anniversary in calendar year t.

GAPRt is the Guaranteed Annuity Purchase Rate (monthly income per [REDACTED] of RGIB), calculated on the ANNUITY CONTRACT’s anniversary in year t, using the following assumptions:

Mortality Table	Annuity2000
Age Setback	10 years
Mortality Improvement:	None
Interest Rate:	2.5% all years
Age:	Age Last Birthday on exercise date
Annuity Form:	Life contingent, not to exceed 10-year certain
Annuity Load:	2.0%.

CAPRt is the Current Annuity Purchase Rate (monthly income per [REDACTED] of RGIB), calculated on the ANNUITY CONTRACT’s anniversary in calendar year t, using the following assumptions:

Mortality Table	Annuity2000
Age Setback	None
Mortality Improvement:	Scale G (as shown in the 1995 Transactions of the Society of Actuaries)
Interest Rate:	The yield on the most recently auctioned 10-year Treasury Security, as posted in the Wall Street Journal, at the beginning of the month in which exercise occurs, plus 75 bps
Age:	Age Last Birthday on exercise date
Annuity Form:	Life contingent, not to exceed 10-year certain

The impact of premium taxes, commissions, other expenses, and gender on the calculation of GAPRt and CAPRt will be applied on a consistent basis.

Jackson National and ACE Tempest Re	GMIB	41

The monthly income calculated from CAPRt is for reinsurance purposes only, and the CEDING COMPANY may use other approaches with retail customers.

B. Annual Annuitization Limit Ratio (AALRatiot)

The AALRatiot for calendar year t shall be equal to the following:

AALRatiot = ExercisedRGIBt / EligibleRGIBt

where:

ExercisedRGIBt is the sum of the REINSURED GMIB INCOME BASE for each ACTIVE CONTRACT that terminates in calendar year t through a GMIB EXERCISE, measured on the ACTIVE CONTRACT’s anniversary during calendar year t.

EligibleRGIBt is the sum of the REINSURED GMIB INCOME BASE for each ACTIVE CONTRACT that has been reinsured hereunder for at least 120 months, measured on the earlier of the ACTIVE CONTRACT’s anniversary during calendar year t, or the date that the ACTIVE CONTRACT terminates during calendar year t.

C. ADJUSTED GMIB CLAIM (AdjGMIBt)

The ADJUSTED GMIB CLAIM for each ANNUITY CONTRACT that terminates in calendar year t through a GMIB EXERCISE shall be equal to the following:

AdjGMIBt = IBNARt * (Minimum (AALRatiot, 0.20) / AALRatiot)

D. GUARANTEED ANNUITY PURCHASE RATES TABLE

The following table contains the Guaranteed Annuity Purchase Rates for both “life only” and "life with 10-year certain" annuitization payout options for attained ages 40 through 99. Values shown are the monthly income amounts per [REDACTED] applied. The purchase rates for other ages and options are to be calculated in a consistent manner.

Jackson National and ACE Tempest Re	GMIB	42

TABLE OF GUARANTEED ANNUITY PURCHASE RATES
(MONTHLY INSTALLMENTS)

	No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.
Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain
Payee			Payee			Payee			Payee			Payee			Payee
Male	Life	120	Male	Life	120	Female	Life	120	Female	Life	120	Unisex	Life	120	Unisex	Life	120
40	2.85	2.84	70	4.62	4.53	40	2.74	2.74	70	4.24	4.19	40	2.78	2.78	70	4.39	4.33
41	2.88	2.87	71	4.74	4.64	41	2.76	2.76	71	4.34	4.29	41	2.81	2.81	71	4.50	4.43
42	2.90	2.90	72	4.87	4.76	42	2.79	2.79	72	4.45	4.39	42	2.84	2.83	72	4.62	4.54
43	2.93	2.93	73	5.01	4.88	43	2.81	2.81	73	4.57	4.50	43	2.86	2.86	73	4.75	4.65
44	2.97	2.96	74	5.16	5.00	44	2.84	2.84	74	4.69	4.61	44	2.89	2.89	74	4.88	4.77
45	3.00	2.99	75	5.32	5.13	45	2.87	2.87	75	4.83	4.73	45	2.92	2.92	75	5.02	4.89
46	3.03	3.03	76	5.49	5.27	46	2.90	2.90	76	4.97	4.85	46	2.95	2.95	76	5.18	5.02
47	3.07	3.06	77	5.67	5.41	47	2.93	2.93	77	5.12	4.99	47	2.99	2.98	77	5.34	5.16
48	3.11	3.10	78	5.87	5.56	48	2.96	2.96	78	5.28	5.13	48	3.02	3.02	78	5.51	5.30
49	3.15	3.14	79	6.07	5.72	49	2.99	2.99	79	5.46	5.27	49	3.06	3.05	79	5.70	5.45
50	3.19	3.18	80	6.29	5.87	50	3.03	3.03	80	5.65	5.43	50	3.09	3.09	80	5.90	5.61
51	3.23	3.22	81	6.53	6.04	51	3.07	3.06	81	5.85	5.59	51	3.13	3.13	81	6.12	5.77
52	3.28	3.27	82	6.78	6.20	52	3.10	3.10	82	6.07	5.76	52	3.17	3.17	82	6.35	5.94
53	3.33	3.32	83	7.04	6.37	53	3.14	3.14	83	6.31	5.94	53	3.22	3.21	83	6.60	6.12
54	3.38	3.36	84	7.33	6.55	54	3.19	3.18	84	6.57	6.12	54	3.26	3.25	84	6.87	6.30
55	3.43	3.41	85	7.63	6.72	55	3.23	3.22	85	6.85	6.31	55	3.31	3.30	85	7.16	6.48
56	3.48	3.47	86	7.96	6.90	56	3.28	3.27	86	7.15	6.51	56	3.36	3.35	86	7.47	6.67
57	3.54	3.52	87	8.31	7.07	57	3.32	3.31	87	7.48	6.71	57	3.41	3.40	87	7.80	6.86
58	3.60	3.58	88	8.68	7.24	58	3.37	3.36	88	7.83	6.91	58	3.47	3.45	88	8.16	7.05
59	3.66	3.64	89	9.08	7.42	59	3.43	3.42	89	8.21	7.11	59	3.52	3.51	89	8.55	7.23
60	3.73	3.70	90	9.51	7.58	60	3.48	3.47	90	8.63	7.30	60	3.58	3.56	90	8.97	7.42
61	3.80	3.77	91	9.97	7.75	61	3.54	3.53	91	9.08	7.50	61	3.65	3.63	91	9.43	7.60
62	3.87	3.84	92	10.46	7.90	62	3.60	3.59	92	9.57	7.68	62	3.71	3.69	92	9.92	7.77
63	3.95	3.91	93	10.98	8.05	63	3.67	3.65	93	10.10	7.86	63	3.78	3.76	93	10.44	7.94
64	4.03	3.99	94	11.54	8.19	64	3.74	3.72	94	10.67	8.03	64	3.86	3.83	94	11.01	8.10
65	4.11	4.07	95	12.13	8.32	65	3.81	3.79	95	11.29	8.19	65	3.93	3.90	95	11.62	8.24
66	4.20	4.15	96	12.77	8.44	66	3.89	3.86	96	11.96	8.33	66	4.01	3.98	96	12.28	8.38
67	4.30	4.24	97	13.44	8.55	67	3.97	3.94	97	12.68	8.46	67	4.10	4.06	97	12.98	8.50

Jackson National and ACE Tempest Re	GMIB	43

68	4.40	4.33	98	14.16	8.65	68	4.05	4.02	98	13.44	8.58	68	4.19	4.14	98	13.73	8.61
69	4.51	4.43	99	14.93	8.74	69	4.15	4.10	99	14.25	8.68	69	4.29	4.24	99	14.52	8.71

Jackson National and ACE Tempest Re	GMIB	44

SCHEDULE K-1

Letter of Credit Requirements

A.

With regard to funding by Letter of Credit, the REINSURER hereby agrees to apply for and secure delivery to the CEDING COMPANY within thirty (30) days of receipt of any such statement as described in Paragraph B of Article VII, a clean, irrevocable and unconditional Letter of Credit issued by a qualified United States financial institution, and in a form, acceptable to the Michigan Office of Financial and Insurance Services and any additional applicable state insurance departments in an amount equal to the REINSURER's proportion of the reserves for future LIMITED AGGREGATE GMIB CLAIMS, less the fair market value of any amounts held in trust pursuant to Schedule K-2. The CEDING COMPANY and the REINSURER agree that the Letter of Credit provided by the REINSURER under this provision may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and be utilized by the CEDING COMPANY or any successor by operation of law of the CEDING COMPANY, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the CEDING COMPANY, only for one or more of the following purposes:

1.	To reimburse the CEDING COMPANY for the LIMITED AGGREGATE GMIB CLAIMS due but unpaid by the REINSURER to the CEDING COMPANY under this Agreement;

2.	To fund an account with the CEDING COMPANY in an amount at least equal to the deduction, for reinsurance ceded, from the CEDING COMPANY's liabilities for future LIMITED AGGREGATE GMIB CLAIMS; and

3.	To pay any other amounts the CEDING COMPANY claims are due under this Agreement.

B.	All of the foregoing shall be applied without diminution because of insolvency on the part of the CEDING COMPANY or the REINSURER.

C.

The designated qualified United States financial institution shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the CEDING COMPANY or the disposition of funds withdrawn, except to see that withdrawals are made upon the order of the properly authorized representatives of the CEDING COMPANY.

SCHEDULE K-2

Trust Account Requirements

A.

With regard to funding by the Trust Account, the REINSURER shall enter into a trust agreement (the "Trust Agreement") and establish the Trust Account for the benefit of the CEDING COMPANY with respect to the REINSURER's proportion of the reserves for future LIMITED AGGREGATE GMIB CLAIMS less the amount of the Letter of Credit established pursuant to Schedule K-1, with a bank and in a form acceptable to the Michigan Office of Financial and Insurance Services and additional applicable state insurance departments.

B.

The REINSURER agrees to deposit, and maintain in the Trust Account, assets to be held in trust by the trustee thereunder (the "Trustee") for the benefit of the CEDING COMPANY as security for the payment of the REINSURER's obligations to the CEDING COMPANY under this Agreement.

C.

The REINSURER agrees that the assets so deposited shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and assets of the type permitted by sections 500.901 through 500.947 of the Michigan Complied Laws, provided that such assets are issued by an institution that is not the parent, subsidiary or affiliate of either the CEDING COMPANY or the REINSURER.

D.

The REINSURER, prior to depositing assets with the Trustee, shall execute all assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the CEDING COMPANY, or the Trustee upon direction of the CEDING COMPANY, may whenever necessary negotiate any such assets without consent or signature from the REINSURER or any other entity.

E.	All settlements of account under the Trust Agreement between the CEDING COMPANY and the REINSURER shall be made in cash or its equivalent.

F.

The REINSURER and the CEDING COMPANY agree that the assets in the Trust Account may be withdrawn by the CEDING COMPANY at any time, notwithstanding any other provisions in this Agreement, provided such assets are applied and utilized by the CEDING COMPANY (or any successor in interest of the CEDING COMPANY by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the CEDING COMPANY), without diminution because of the insolvency of the CEDING COMPANY or the REINSURER, only for the following purposes:

1.	to reimburse the CEDING COMPANY for the LIMITED AGGREGATE GMIB CLAIMS due but unpaid by the REINSURER to the CEDING COMPANY under this Agreement;

2.

to fund an account specifically established by the CEDING COMPANY in an amount at least equal to the deduction, for reinsurance ceded, from the CEDING COMPANY's liabilities for future LIMITED AGGREGATE GMIB CLAIMS; and

3.	to pay any other amount which the CEDING COMPANY claims are due under this Agreement.

G.	The REINSURER shall have the right to seek the CEDING COMPANY's approval to withdraw all or any part of the assets from the Trust Account and transfer such assets to the REINSURER, provided that:

1.

the REINSURER shall, at the time of withdrawal, replace the withdrawn assets with other assets of a type permitted hereunder having a market value equal to the market value of the assets withdrawn, so as to maintain the Trust Account in the required amount, or

2.	after such withdrawal and transfer, the market value of the Trust Account is no less than 102% of the required amount.

H.	In the event that the REINSURER seeks the CEDING COMPANY's approval in accordance with Paragraph G of Schedule K-2, the CEDING COMPANY shall not unreasonably or arbitrarily withhold its approval.

I.

In the event that the CEDING COMPANY withdraws assets from the Trust Account for the purposes set forth in Paragraph F of Schedule K-2 in excess of actual amounts required to meet the REINSURER's obligations of the CEDING COMPANY, or in excess of amounts determined to be due under Paragraph G of Schedule K-2, the CEDING COMPANY will return such excess to the REINSURER, plus interest at the average prime rate of interest applicable to the period during which the amounts were held pursuant to Paragraph F of Schedule K-2. In the event of a dispute arising under Article VII, the arbitration panel established pursuant to Article XIII of this Agreement shall have the right to award interest at a rate different from that provided above, and may award attorney's fees, arbitration costs and other reasonable expenses.

Jackson National and ACE Tempest Re	GMIB	46